              REGISTRATION RIGHTS AGREEMENT

                Dated as of June 17, 1997

                       by and among

               JACOR COMMUNICATIONS COMPANY

                        as Issuer,

               JACOR COMMUNICATIONS, INC.,

                   as Parent Guarantor,

     the Subsidiary Guarantors named on the signature pages hereof,

                           and

     DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,

                  CHASE SECURITIES INC.,

                           and

          MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED


                      as Purchasers

                        REGISTRATION RIGHTS AGREEMENT



              THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of June 17, 1997 by and among Jacor Communications Company, a Florida corporation (the "ISSUER"), Jacor Communications, Inc., a Delaware corporation and the parent company of the Issuer ("JACOR"), the Subsidiary Guarantors named on the signature pages hereof, and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "PURCHASERS").

              This Agreement is made pursuant to the Purchase Agreement dated June 11, 1997 among the Issuer, Jacor, the Subsidiary Guarantors named on the signatures pages hereof and the Purchasers (the "PURCHASE AGREEMENT"), which provides for the sale by the Issuer to the Purchasers of $150,000,000 aggregate principal amount of the Issuer's 8 3/4% Senior Subordinated Notes due 2007 (the "NOTES") which Notes are guaranteed (the "Guarantees") by the Guarantors (as defined herein) (the Guarantees and the Notes are collectively referred to herein as the "Securities"). In order to induce the Purchasers to enter into the Purchase Agreement, the Issuer, Jacor and the Subsidiary Guarantors named on the signature pages hereof have agreed to provide to the Purchasers and their respective direct and indirect transferees, among other things, the registration rights for the Securities set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

              NOW THEREFORE, in consideration of the mutual agreements set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     SECTIONS 1. DEFINITIONS.

              As used in this Agreement, the following terms shall have the following meanings (and, unless otherwise indicated, capitalized terms used herein without definition shall have the meanings ascribed to them by the Purchase Agreement):

     ADVICE:  See Section 5 hereof.

     APPLICABLE PERIOD:  See Section 2 hereof.

     BENEFICIAL OWNER: In the case of Securities held by The Depository Trust Company or another similar depositary, a beneficial owner of such Securities.

     BLACKOUT PERIOD:  See Section 5 hereof.

     BUSINESS COMBINATION BLACKOUT PERIOD:  See Section 5 hereof.

     EFFECTIVENESS PERIOD:  See Section 3 hereof.

     EFFECTIVENESS TARGET DATE:  See Section 4 hereof.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     EXCHANGE OFFER:  See Section 2 hereof.

     EXCHANGE OFFER REGISTRATION STATEMENT:  See Section 2 hereof.

     EXCHANGE SECURITIES:  See Section 2 hereof.

     GUARANTORS: The Guarantors, as defined in the Indenture, and including, without limitation, Jacor and the Subsidiary Guarantors named on the signature pages hereof.

     HOLDER:  Any registered holder of Transfer Restricted Securities.

     INDENTURE: The Indenture dated as June 17, 1997 among the Issuer, Jacor, the Subsidiary Guarantors and The Bank of New York, as trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

     INSPECTORS:  See Section 5 hereof.

     ISSUE DATE:  The date of first issuance of Securities under the Indenture.

     ISSUER: Jacor Communications Company, a Florida corporation, until a successor replaces it as the "Company" as defined in, and in accordance with the provisions, of the Indenture, and thereafter means such successor.


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

     LIQUIDATED DAMAGES:  See Section 4 hereof.

     MATERIAL BUSINESS COMBINATION:  See Section 5 hereof.

     PARTICIPATING BROKER-DEALER:  See Section 2 hereof.

     PERSON or PERSON: An individual, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, business association, firm or other legal entity.

     PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act) with respect to the offering of any portion of the Exchange Securities and/or the Transfer Restricted Securities (as applicable) covered by such Registration Statement, and all amendments and supplements to such prospectus (including, without limitation, by the filing of post-effective amendments to any such Registration Statement), and all material incorporated or deemed to be incorporated by reference in such prospectus.

     PURCHASE AGREEMENT:  See the introductory paragraph to this Agreement.

     PURCHASERS:  See the introductory paragraph to this Agreement.

     REGISTRATION DEFAULT:  See Section 4 hereof.

     REGISTRATION STATEMENT: Any registration statement of the Issuer and the persons who at the time are the Guarantors, including, but not limited to, the Exchange Offer Registration Statement and the Shelf Registration (if any), or that otherwise covers any of the Transfer Restricted Securities or Exchange Securities pursuant to the provisions of this Agreement, including the Prospectus, all information (if any) deemed to be part of such registration statement pursuant to Rule 430A promulgated under the Securities Act, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     RULE 144: Rule 144 promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     RULE 144A: Rule 144A promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     RULE 415: Rule 415 promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC:  The Securities and Exchange Commission.

     SECURITIES:  See the introductory paragraphs to this Agreement.

     SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     SHELF DATE:  See Section 2 hereof.

     SHELF NOTICE:  See Section 2 hereof.

     SHELF REGISTRATION:  See Section 3 hereof.

     TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     TRANSFER RESTRICTED SECURITIES: The Securities upon original issuance thereof and at all times subsequent thereto, until in the case of any such Securities, the earliest of (i) the time at which a Registration Statement covering such Securities has been declared effective by the SEC and such Securities have been disposed of in accordance with and pursuant to such effective Registration Statements, (ii) the time at which such Securities are sold or distributed in compliance with Rule 144, or (iii) the time at which such Securities cease to be outstanding (including, without limitation, upon an exchange of such Securities for Exchange Securities in the Exchange Offer).

     TRUSTEE: The trustee under the Indenture and, if applicable, the trustee under the indenture governing the Exchange Securities.

     UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Issuer or a Guarantor are sold to an underwriter for reoffering to the public.

              For purposes of this agreement, all references to information which is "included" or "contained" in a Registration Statement, Prospectus or preliminary Prospectus, and all references of like import, shall be deemed to mean and include the information incorporated or deemed to be incorporated by reference therein, and all references to any amendment or supplement to a Registration Statement, the Prospectus or any preliminary Prospectus, and all references of like import, shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated or deemed to be incorporated by reference therein.

     SECTION 2. EXCHANGE OFFER.

                   (a)The Issuer and the Guarantors agree to use their reasonable best efforts to file with the SEC within 90 days after the Issue Date a registration statement related to an offer to exchange (the "EXCHANGE OFFER") any and all of the Transfer Restricted Securities for a like aggregate principal amount of notes of the Issuer guaranteed on a like basis by the Guarantors (such notes and guarantees, collectively the "EXCHANGE SECURITIES") which Exchange Securities will be (i) substantially identical to (and will carry the same rights to accrued and unpaid interest as) the Securities, except that such Exchange Securities will not contain terms with respect to transfer restrictions and the identity of the Guarantors may be different from the Guarantors that initially guaranteed the Securities pursuant to the Indenture so long as the Securities are at all times guaranteed in compliance with the Indenture, (ii) entitled to the benefits of the Indenture or a trust indenture which is substantially identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA and except that any provisions with respect to transfer restrictions may be appropriately changed or removed) and which, in either case, has been qualified under the TIA, and (iii) registered pursuant to an effective Registration Statement in compliance with the Securities Act. The Exchange Offer will be registered pursuant to the Securities Act on an appropriate form of Registration Statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") and will comply with all applicable tender offer rules and regulations promulgated pursuant to the Exchange Act and shall be duly registered or qualified pursuant to all applicable state securities or Blue Sky laws; provided that the Issuer and the Guarantors shall not be required to (A) qualify generally to do business in any jurisdiction where they are not then so qualified or (B) subject themselves to general taxation in any jurisdiction where they are not then so subject to taxation. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law or interpretation of the staff of the SEC. No securities shall be included in the Exchange Offer Registration Statement other than the Transfer Restricted Securities and the Exchange Securities. The Issuer and the Guarantors agree to (x) use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective pursuant to the Securities Act within 180 days after the Issue Date; (y) keep the Exchange Offer open for not less than 30 days (or such longer period required by applicable law) after the date that the notice of the Exchange Offer referred to below is mailed to Holders; and (z) use their reasonable best efforts to consummate the Exchange Offer within 45 days after the Effectiveness Target Date. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, and that such Holder is not an "affiliate" of the Issuer or the Guarantors within the meaning of Rule 405 of the Securities Act (or that if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable). Each Holder that is not a Participating Broker-Dealer will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities. Each Holder that (i) is a Participating Broker-Dealer and (ii) will receive Exchange Securities for its own account in exchange for the Transfer Restricted Securities that it acquired as the result of market-making or other trading activities will be required to acknowledge that it will deliver a prospectus as required by law in connection with any resale of such Exchange Securities. Upon consummation of the Exchange Offer in accordance with this Agreement, the Issuer and the Guarantors shall have no further obligation to register Transfer Restricted Securities pursuant to Section 3 of this Agreement.

                   (b)The Issuer and the Guarantors shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"). Such "Plan of Distribution" section shall also allow the use of the

Prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

              The Issuer and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for a period commencing on the date on which Exchange Offer Registration Statement is declared effective and ending on the earlier of (i) 180 days after the date on which the Exchange Offer is consummated (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) and (ii) the date on which all Participating Broker-Dealers have sold their Exchange Securities (the "APPLICABLE PERIOD").

     In connection with the Exchange Offer, the Issuer shall:

              (a) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

              (b) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

              (c) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

              As soon as practicable after the close of the Exchange Offer, the Issuer and the Guarantors shall:

     (i) accept for exchange all Securities validly tendered and not withdrawn pursuant to the Exchange Offer;

     (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

     (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Securities so accepted for exchange, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

                   (c) If (l) prior to the consummation of the Exchange Offer, applicable interpretations of the staff of the SEC do not permit the Issuer and the Guarantors to effect the Exchange Offer, or (2) if for any other reason the Exchange Offer is not consummated by the date (the "SHELF DATE") that is the earlier of (x) 60 days after the effective date of the Exchange Offer Registration Statement and (y) 240 days after the Issue Date, then the Issuer shall promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and the Issuer and the Guarantors shall use their reasonable best efforts to file a Registration Statement pursuant to Section 3 hereof. Following the delivery of a Shelf Notice to the Holders of Transfer Restricted Securities, the Issuer and the Guarantors shall not have any further obligation to conduct the Exchange Offer pursuant to this
Section 2 provided that the Issuer and the Guarantors shall have the right, at their option, to proceed to consummate the Exchange Offer so long as they shall also comply with their obligations under Section 3 and, to the extent that they shall consummate the Exchange Offer, their obligation to consummate a Shelf Registration shall terminate.

     SECTION 3. SHELF REGISTRATION.

If the Issuer is required to deliver a Shelf Notice as contemplated by
Section 2(c) hereof, then:

                   (a)SHELF REGISTRATION. The Issuer and the Guarantors shall prepare and use their reasonable best efforts to file with the SEC, within 45 days after the Shelf Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "SHELF REGISTRATION"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of the Transfer Restricted Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer and the Guarantors shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration. The Issuer and the Guarantors shall use their reasonable best efforts, as described in Section 5(b) hereof, to cause the Shelf Registration to be declared effective pursuant to the Securities Act on or prior to the 135th day after the Shelf Date and to keep the Shelf Registration continuously effective under the

Securities Act until the date which is 24 months after the Issue Date (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) or such shorter period ending when either (l) all Transfer Restricted Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (2) there cease to be outstanding any Transfer Restricted Securities (the "EFFECTIVENESS PERIOD"). The Issuer shall notify each Holder when such Shelf Registration becomes effective.

              (b) SUPPLEMENTS AND AMENDMENTS. The Issuer and the Guarantors shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act or the SEC, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any managing underwriter of such Transfer Restricted Securities.

              (c) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Issuer, but only to the extent requested in writing by the Issuer, such information specified in Item 507 or 508, as applicable, of Regulation S-K under the Securities Act relating to such Holder which is required to be included in any Shelf Registration or related Prospectus or preliminary Prospectus. Each Holder of any Transfer Restricted Securities registered pursuant to any Shelf Registration agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

SECTION 4. LIQUIDATED DAMAGES.

              (a) The Issuer, the Guarantors and the Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Issuer or the Guarantors fail to fulfill their obligations pursuant to
Section 2 or Section 3 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Issuer or the Guarantors to fulfill such obligations, the Issuer and the Guarantors hereby agree to pay liquidated damages ("LIQUIDATED DAMAGES") to each Holder of Transfer Restricted Securities under the circumstances and to the extent set forth below:

(i) if neither the Exchange Offer Registration Statement nor the Shelf Registration has been filed with the SEC on or prior to the date specified for such filing; or

(ii) if neither the Exchange Offer Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the date specified herein for such effectiveness (the "EFFECTIVENESS TARGET DATE"); or

(iii) if an Exchange Offer Registration Statement is declared effective by the SEC and, on or prior to 45 days following the earlier of
              (i) the effectiveness thereof and (ii) the Effectiveness Target Date, the Issuer and the Guarantors have not exchanged Exchange Securities for all Securities validly tendered and not withdrawn in accordance with the terms of the Exchange Offer; or

(iv) the Shelf Registration has been declared effective by the SEC and such Shelf Registration ceases to be effective or such Shelf Registration Statement or the related Prospectus ceases to be usable in connection with the resale of Transfer Restricted Securities at any time during the Effectiveness Period (other than because of a Business Combination Blackout Period); or

(v) the Prospectus which is a part of the Exchange Offer Registration Statement ceases to be usable during the Applicable Period (other than because of a Business Combination Blackout Period) in connection with the resale of Exchange Securities by Participating Broker-Dealers; or

(vi) there shall have occurred a Business Combination Blackout Period in the 60-day period preceding the end of the Effectiveness Period or the aggregate number of days in all Business Combination Blackout Periods during any 12-month period shall have exceeded
              45 days;

(any of the foregoing, a "REGISTRATION DEFAULT") then, with respect to the first 90-day period or portion thereof following such Registration Default, the Issuer and the Guarantors shall pay to each Holder of Transfer Restricted Securities (or, in the case of Registration Defaults referred to in clause
(v) above, to Participating Broker-Dealers holding Transfer Restricted Securities) Liquidated Damages in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder or such Participating Broker-Dealer, as applicable, for each week or portion thereof that the Registration Default continues. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period or portion thereof until all Registration Defaults have been cured; PROVIDED, HOWEVER, that Liquidated Damages shall not at any time exceed $.25 per week per $1,000 principal amount of Transfer Restricted Securities (regardless of whether one or more than one Registration Default is outstanding). Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease, provided that Liquidated Damages may thereafter again begin to accrue upon the occurrence of any further Registration Default. A Registration Default under clause (i) above shall be cured on the date that either the Exchange Offer Registration Statement or the Shelf Registration is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that either the Exchange Offer Registration Statement or the Shelf Registration is declared effective by the SEC; a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated or
(B) the Issuer delivers a Shelf Notice to the Holders of Transfer Restricted Securities; a Registration Default under clause (iv) above shall be cured on the earlier of the date (A) the Shelf Registration again become effective, the Shelf Registration Statement and the related Prospectus are useable in connection with the resale of Transfer Restricted Securities and the Issuer shall have notified Holders that use of such Prospectus may be resumed and shall have delivered to Holders any required amendments or supplements thereto or (B) the Effectiveness Period expires; a Registration Default under clause (v) above shall be cured on the date the Prospectus which is part of the Exchange Offer Registration Statement is useable in connection with the resale of Exchange Securities by Participating Broker-Dealers and the Issuer shall have notified Participating Broker-Dealers that use of such Prospectus may be resumed and shall have delivered to them any required amendments or supplements thereto; and a Registration Default under clause (vi) above resulting from the occurrence of a Business Combination Blackout Period in the 60 day period preceding the end of the Effectiveness Period, or resulting from the

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

aggregate number of days in all Business Combination Blackout Periods in any 12-month period exceeding 45 days, shall be deemed to have been cured when such Business Combination Blackout Period or the then most recent Business Combination Blackout Period, as the case may be, shall have terminated.

              (b) The Issuer shall notify the Trustee within one business day after each and every date on which a Registration Default occurs. Accrued Liquidated Damages shall be paid by the Issuer and the Guarantors to the Holders on the semi-annual interest payment dates provided in the Indenture to the Holders on the related interest payment record dates or by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified on or before the fifth business day preceding the semi-annual interest payment date provided in the Indenture (whether or not any interest is then payable on the Securities); provided that, in the case of Securities held in global book-entry form, the payment of Liquidated Damages shall be made in accordance with the Depositary's (as defined in the Indenture) customary procedures; and provided, further, that if any Security is redeemed by the Issuer or purchased by the Issuer pursuant to an Asset Sale Offer or Change of Control Offer (as such terms are defined in the Indenture), then Liquidated Damages payable in respect of the Securities (or portions thereof) to be so redeemed or purchased shall be paid to the person entitled to receive the accrued and unpaid interest on such Securities (or portions thereof) on the relevant redemption date or purchase date; and provided, further, that if the principal of the Securities is declared or becomes due and payable prior to its Stated Maturity (as defined in the Indenture) pursuant to the Indenture, then all accrued and unpaid Liquidated Damages shall also be and become due and payable immediately and, in the event that any such acceleration of the Securities is rescinded or annulled in accordance with the provisions of the Indenture, the acceleration of such Liquidated Damages shall likewise be rescinded and annulled. Liquidated Damages shall accrue from and including the date of the applicable Registration Default to but excluding the date when all Registration Defaults have been cured.

    SECTION 5. REGISTRATION PROCEDURES.

         In connection with the registration of any Exchange Securities or Transfer Restricted Securities pursuant to Section 2 or 3 hereof, the Issuer and the Guarantors shall effect such registration to permit the sale of such Exchange Securities or Transfer Restricted Securities (as applicable) in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer and the Guarantors shall:

              (a) Prepare and use their reasonable best efforts to file with the SEC, a Registration Statement or Registration Statements as prescribed by
Section 2 or Section 3 hereof, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein; PROVIDED that if (l) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall furnish to the Holders and afford the Holders (and, if applicable, the beneficial owners) of the Transfer Restricted Securities and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 7 business days prior to such filing, or such later date as is reasonable under the circumstances). The Issuer and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents which would, upon filing thereof, be incorporated by reference therein) in respect of which the Holders, pursuant to this Agreement, must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

              (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration and Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be (or, if earlier, until such time as no Transfer Restricted Securities are outstanding); use their reasonable best efforts to cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule
424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to them with respect to the disposition of all securities covered by such Registration

Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any Securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuer and the Guarantors shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective during the Effectiveness Period or the Applicable Period, as applicable, if they voluntarily take any action that would result in selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Transfer Restricted Securities or such Exchange Securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by them in good faith and for valid business reasons (not including avoidance of their obligations hereunder), including, without limitation, the acquisition or divestiture of assets (it being understood and agreed that the provisions of this sentence shall not affect the Issuer's and the Guarantors' joint and several obligations to pay Liquidated Damages in the event that a Registration Statement or Prospectus is not effective or useable in connection with the resale of Transfer Restricted Securities or Exchange Securities, as applicable, under the circumstances set forth in Section 4 of this Agreement).

              (c) If (l) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Transfer Restricted Securities, or each known Participating Broker-Dealer, as the case may be, their counsel (to the extent previously identified to the Issuer) and the managing underwriters, if any, promptly (but in any event within two business days) and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain from the Issuer, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Issuer or any Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section

5(m) hereof cease to be true and correct, (iv) of the receipt by the Issuer or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or initiation of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in a Registration Statement, any preliminary Prospectus or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, any preliminary Prospectus or Prospectus or any such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or so that, in the case of a preliminary Prospectus or Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuer's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                   (d) If (l) a Shelf Registration is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Securities (as applicable) to be sold by any Participating Broker-Dealer for sale in any jurisdiction, and, if any such order is issued, to use their best efforts to obtain the withdrawal of any such order at the earliest possible moment.

              (e) If a Shelf Registration is filed pursuant to Section 3 hereof and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) use their reasonable best efforts to promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or their respective counsel reasonably request to be included therein, (ii) use their reasonable best efforts to make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and use their reasonable best efforts to (iii) supplement or make amendments to such Registration Statement with such information as the managing underwriters, if any, or such Holders or counsel reasonably requests to be included therein.

              (f) if (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests, to counsel identified by any Holder or Participating Broker-Dealer, and to each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements, schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

              (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder and, if applicable, beneficial owner of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, and to their respective counsel and to the underwriters, if any, and their counsel without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such persons may reasonably request; and, subject to the last paragraph of this Section 5 hereof, the Issuer and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and beneficial owners of Transfer Restricted Securities and each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to such Prospectus and any amendment or supplement thereto.

              (h) If an Exchange Offer Registration Statement is filed pursuant to Section 2 hereof, furnish to the Trustee, an opinion, dated the date of consummation of the Exchange Offer, of counsel to the Issuer, to the effect that the Exchange Securities have been duly authorized by the Issuer and, when authenticated and delivered in exchange for the Securities, will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally or by general principles of equity, and will be entitled to the benefits of the Indenture and to the further effect that such opinion may be relied upon by each Holder of Exchange Securities.

              (i) Prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, to use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any selling Holder, any selling beneficial owner, any Participating Broker-Dealer, or the managing underwriters reasonably request, PROVIDED that where Exchange Securities held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Issuer and the Guarantors agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
Section 5(i) as so requested by the selling Holders (or, if applicable, beneficial owners) or Participating Broker-Dealers; keep each such registration or qualification (or exemption there from) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED that the Issuer and the Guarantors shall not be required to (A) qualify generally to do business in any jurisdiction where they are not then so qualified or (B) subject themselves to general taxation in any such jurisdiction where they are not then so subject to taxation.

              (j) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

              (k) If (l) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as practicable prepare and use their reasonable best efforts to (subject to Section 5(a) hereof) file with the SEC, at the expense of the Issuer and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuer and the Guarantors shall not be required to comply with this Section 5(k) if, and only for so long as (A) either (I) Jacor or any of its subsidiaries shall be engaged in a material acquisition or disposition (a "MATERIAL BUSINESS COMBINATION") and (II) (aa) such Material Business Combination is required to be disclosed in a Registration Statement, the related Prospectus, or any amendment or supplement thereto, or failure by Jacor to disclose such transaction in such Registration Statement, the related Prospectus, or any amendment or supplement thereto, as then amended or supplemented, would cause such Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or would cause such related Prospectus to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (bb) information regarding the existence of such Material

Business Combination has not been made publicly disclosed by or on behalf of Jacor and its subsidiaries and (cc) a majority of the members of the Board of Directors of Jacor determines in the exercise of their good faith judgment that disclosure of such Material Business Combination would not be in the best interest of Jacor and its subsidiaries or would have a material adverse effect on the consummation of such Material Business Combination and (B) Jacor notifies the Holders to suspend use of the relevant Prospectus within two business days after such Board of Directors makes the relevant determination set forth in clause (A); PROVIDED, HOWEVER, that in each such case each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during which the use of the applicable Prospectus in connection with the resale of Transfer Restricted Securities or Exchange Securities, as applicable, was suspended pursuant to the foregoing.

              (l) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, (i) provide the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Transfer Restricted Securities.

              (m) In connection with an underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer, the Guarantors and their respective subsidiaries and the Registration Statement, any preliminary Prospectus, the Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuer and Guarantors to such other persons or businesses which have been or are to be acquired by the Issuer, any Guarantor or any of their respective subsidiaries and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Issuer and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or any of the Guarantors or of any person or business acquired or to be acquired by any of them for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as are reasonably requested by underwriters as permitted by Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

              (n) If (l) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by each selling Holder and each beneficial owner of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or beneficial owner or any such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer, the Guarantors and their subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and the Guarantors and their respective subsidiaries (and, if applicable, of any person or business acquired or to be acquired by any of them) and their respective counsel and independent accountants to supply all information, and to make themselves available for customary due diligence discussions, in each case as reasonably requested by any such Inspector in connection with such Registration Statement. If requested by the Issuer, each of the Inspectors will agree with the Issuer that Records which the Issuer determines, in good faith to be confidential and which the Issuer notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless

(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or the Prospectus,
(ii) the disclosure of such Records is required pursuant to any applicable law or regulation, (iii) the disclosure of such Records is made pursuant to a subpoena or other order of, or request (whether formal or informal) from, any governmental or regulatory body or official or any court or tribunal in connection with any legal, governmental or regulatory proceeding or investigation or the preparation therefor, or (iv) the information in such Records has been made available to the public.

              (o) Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Securities, as the case may be, and cause the indenture for such Securities to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

              (p) Comply with all applicable rules and regulations of the SEC and, as soon as reasonably practicable, make generally available to its securityholders consolidated earnings statements of Jacor (including a condensed consolidating footnote if required under SEC rules) and, if required by the SEC, earnings statements for the Guarantors or any of their respective subsidiaries (which need not be certified by an independent public accountant) that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

              (q) If an Exchange Offer is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Securities, the Issuer and the Guarantors shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Securities; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

              (r) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

              (s) Use their reasonable best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

              (t) Use their reasonable best efforts to cause the Transfer Restricted Securities or the Exchange Securities, as applicable, covered by an effective registration statement required by Section 2 or Section 3 hereof to be rated with appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities relating to such registration statement or the managing underwriters in connection therewith, if any.

         The Issuer may require each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Transfer Restricted Securities or Exchange Securities of any seller or Participating Broker-Dealer, as the case may be, who fails to furnish such information within a reasonable time after receiving such request.

         The Issuer may, by notice to Holders, require the Holders to suspend use of the Prospectus which is part of the Shelf Registration Statement (and, in the case of Participating Broker-Dealers, to suspend use of the Prospectus which is part of the Exchange Offer Registration Statement) (i) for any number of periods not to exceed 45 days in the aggregate in any 12-month period (other than the 60-day period preceding the end of the Effectiveness Period) if Jacor or any of its subsidiaries shall be engaged in a Material Business Combination and the condition set forth in the last sentence of
Section 5(k) shall have been satisfied or (ii) if any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof shall have occurred (in each case other than as a result of a Material Business Combination or matters relating thereto) (any period during which the use of such Prospectus is suspended as provided in clause (i) or (ii) above being hereinafter called a "BLACKOUT PERIOD," and any period during which the use of such Prospectus is suspended as provided in clause (i) being hereinafter called a "BUSINESS COMBINATION BLACKOUT PERIOD"). Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer to suspend the use of the relevant Prospectus because an event or circumstance described in clause (i) or (ii) of the preceding sentence has occurred, such Holder shall forthwith discontinue disposition of such Transfer Restricted Securities covered by such Prospectus or Exchange Securities to be sold by such Participating Broker-Dealer covered by such Prospectus, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "ADVICE") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.
In the event the Issuer shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

    SECTION 6. REGISTRATION EXPENSES.

              (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Guarantors shall be borne by the Issuer and the Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Securities and determination of the eligibility of the Transfer Restricted Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders or beneficial owners of Transfer Restricted Securities are located, in the case of the Exchange Securities, or
(y) as provided in Section 5(i) hereof, in the case of Transfer Restricted Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or, in respect of Transfer Restricted Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or of such Exchange Securities, as the case may
be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer, the Guarantors and their subsidiaries and affiliates and, if applicable, counsel for any person or business acquired or to be acquired by the Issuer, any of the Guarantors or any of their respective subsidiaries, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 as contemplated by Rule 2720 of the Conduct Rules of the NASD, (vii) rating agency fees, (viii) Securities Act liability insurance, if the Issuer and the Guarantors desire such insurance, (ix) fees and expenses of all other Persons retained by the Issuer and any of the Guarantors, (x) internal expenses of the Issuer and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Issuer and the Guarantors performing legal or accounting duties), (xi) the expense of any audit, (xii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, Prospectuses, preliminary Prospectuses, amendments or supplements to any of the foregoing, underwriting agreements, securities sales agreements and indentures. Nothing contained in this Section 6 shall require the Issuer or any Guarantor to pay or reimburse any Holder for any underwriting discounts or commissions attributable to the sale of any Transfer Restricted Securities of such Holder in an underwritten offering pursuant to a Registration Statement filed pursuant to Section 3 of this Agreement.

              (b) In connection with any Shelf Registration hereunder, the Issuer and the Guarantors shall reimburse the Holders and beneficial owners of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders and beneficial owners of Transfer Restricted Securities reasonably incurred in connection with the registration of the Transfer Restricted Securities.

    SECTION 7. INDEMNIFICATION.

         The Issuer and the Guarantors agree to indemnify and hold harmless
(i) each of the Purchasers, each Holder of Transfer Restricted Securities, each beneficial owner of Transfer Restricted Securities, each Holder of Exchange Securities, each beneficial owner of Exchange Securities and each Participating Broker-Dealer, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) any Person referred to in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of such Person referred to in clause (i) or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, or arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (in each case as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), or caused by, related to, based upon, or arising out of or in connection with any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Indemnified Person furnished to the Issuer in writing by such Indemnified Person expressly for use therein. The Issuer and the Guarantors shall notify the Holders promptly upon becoming aware thereof of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation of which any of them shall have become aware relating to this Agreement which involves the Issuer, any Guarantor, or an Indemnified Person.

         In connection with any Registration Statement in which a Holder of Transfer Restricted Securities is participating, such Holder of Transfer Restricted

Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuer and each Guarantor, their respective directors, their respective officers who signed such Registration Statement and each person who controls the Issuer or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantor to each Indemnified Person, but only with reference to information relating to such Indemnified Person furnished to the Issuer in writing by such Indemnified Person expressly for use in any Registration Statement, preliminary Prospectus or Prospectus, (in each case including any amendment or supplement thereto). The liability of any Indemnified Person pursuant to this paragraph shall in no event exceed the net proceeds received by such Indemnified Person from sales of Transfer Restricted Securities giving rise to such obligations.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the indemnifying person shall be entitled to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying person and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying person failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying person, or any affiliate of the indemnifying person, and such indemnified party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying person or such affiliate of the indemnifying person or (y) a conflict may exist between such indemnified party and the indemnifying person or such affiliate of the indemnifying person (in which case the indemnifying person shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying person shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm (together with any such local counsel) shall be designated in writing by those indemnified parties who sold a majority in aggregate principal amount of Transfer Restricted Securities sold by all such indemnified parties, and any such separate firm for the Issuer and the Guarantors, their directors, their officers who signed the Registration Statement and such control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. The indemnifying person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each indemnified party from and against any and all loss or liability by reason of such settlement or judgment. No indemnifying person shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein (other than by reason of the exceptions provided therein), then each indemnifying person under such paragraphs, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and the indemnifying person(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying person(s) and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors on the one hand and any Indemnified Persons on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or by such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if such indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Indemnified Person be required to contribute any amount in excess of the amount by which net proceeds received by such Indemnified Person from sales of Transfer Restricted Securities or Exchange Securities exceeds the amount of any damages that such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the indemnifying parties may otherwise have to the indemnified parties referred to above. The Indemnified Persons' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities sold by each Indemnified Persons hereunder and not joint.

    SECTION 8. RULES 144 AND 144A

         The Issuer and the Guarantors covenant that they will file the annual, quarterly and other reports and information required to be filed by the Issuer and the Guarantors pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner (unless such entity is otherwise exempt from filing thereunder) and, upon the request of any Holder or beneficial owner of Transfer Restricted Securities, they will make available to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and to any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, all such other information (if any), required by Rule 144 and Rule 144A under the Securities Act in order to permit sales of such Transfer Restricted Securities pursuant to Rule 144 and Rule 144A.

         The Issuer and the Guarantors further covenant that they will file the annual, quarterly and other reports and information necessary to satisfy the requirements of Rule 144(d) or any successor provision thereto.

         The Issuer and the Guarantors further covenant that they will take such further action as any Holder or beneficial owner of Transfer Restricted Securities may reasonably request from time (including, without limitation, providing such information, if any as may be required pursuant to Rule l44A(d)(iv) in order to permit resales of Transfer Restricted Securities pursuant to Rule 144A) to time to enable such Holder or beneficial owner, as applicable, to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

    SECTION 9. UNDERWRITTEN REGISTRATIONS.

         If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and reasonably acceptable to the Issuer.

         No Holder or beneficial owner of Transfer Restricted Securities may participate in any underwritten registration hereunder, unless such Holder or beneficial owner (a) agrees to sell its Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

    SECTION 10. MISCELLANEOUS.

              (a) REMEDIES. In the event of a breach by the Issuer or any Guarantor of any of its obligations under this Agreement, each Holder or beneficial owner of Transfer Restricted Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

              (b) NO INCONSISTENT AGREEMENTS. The Issuer and the Guarantors have not, as of the date hereof, and they shall not, after the date of this Agreement, enter into any agreement with respect to any of their respective securities that is inconsistent with or conflicts with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuer and the Guarantors have not entered, and will not enter, into any agreement with respect to any of their respective securities which grants or will grant to any Person piggyback registration rights with respect to a Registration Statement.

              (c) AMENDMENTS AND WAIVERS. Except as provided in Section 10(d) below, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

              (d) AMENDMENTS WITHOUT CONSENT OF HOLDERS. The Issuer shall not enter into any transaction pursuant to Section 5.1 of the Indenture as a result of which another corporation would succeed to and be substituted for the Issuer under the Indenture unless such successor corporation and the Guarantors shall have delivered a written instrument to the Purchasers to the effect that such successor corporation agrees to be bound by and comply with all of the covenants and agreements of, and to make all of the representations and warranties of, the Issuer in this Agreement, and to the further effect that the Guarantors confirm that their respective covenants, agreements, representations and warranties under this Agreement remain in full force and effect. Concurrently with the addition of any person as a Guarantor under the Indenture, such person shall enter into and deliver to the other parties hereto a written instrument whereby such person shall agree to comply with the covenants and agreements of, and to make the representations and warranties of, and otherwise to become, a Guarantor under this Agreement. Upon the release of any Guarantor from its obligations under the Indenture in accordance with the provisions of the Indenture, such Guarantor shall be released from all of its obligations under this Agreement. Any amendments or modifications to this Agreement entered into to reflect any of the transactions referred to in this Section 10(d) may be entered into without the consent of any Holders.

              (e) NOTICES. All notices and other communications (including, without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

(i) if to a Holder of Transfer Restricted Securities, at the most current address given by the Trustee to the Issuer; and

(ii) if to the Issuer or the Guarantors, Jacor Communications, Inc., 50 East RiverCenter Boulevard, 12th Floor, Covington, Kentucky 41011,
         Attention: General Counsel, with a copy to Graydon, Head & Ritchey, 1900 Fifth Third Center, P.O. Box 6464, Cincinnati, Ohio 45201,
         Attention:  Richard G. Schmalzl.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier, if made by next-day air courier: and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

              (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders and beneficial owners of Transfer Restricted Securities. The Issuer and the Guarantors agree that the Holders and beneficial owners of the Securities shall be third party creditor beneficiaries of the agreements made hereunder by the Purchasers, the Issuer and the Guarantors, and each Holder and beneficial owner shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

              (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (i) GOVERNMENT LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

              (j) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

              (k) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

              (l) SECURITIES HELD BY THE ISSUER THE GUARANTORS OR THEIR AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer, the Guarantors or any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

              (m) JOINT AND SEVERAL OBLIGATIONS OF THE ISSUER AND GUARANTORS. Anything herein to the contrary notwithstanding, the obligations of the Issuer and the Guarantors hereunder are joint and several.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             JACOR COMMUNICATIONS, INC.


                             By: /s/ R. Christopher Weber
                                -------------------------------------
                                Name:  R. Christopher Weber
                                Title:    Senior Vice President
                                          and Chief Financial Officer


                             JACOR COMMUNICATIONS COMPANY


                             By: /s/ R. Christopher Weber
                                -------------------------------------
                                Name:   R. Christopher Weber
                                Title:     Senior Vice President
                                           and Secretary

                             Subsidiary Guarantors:

                             JACOR COMMUNICATIONS COMPANY; BROADCAST
                             FINANCE, INC.; CINE FILMS, INC.; CINE
                             GUARANTORS, INC.; CINE GUARANTORS II, INC.; CINE GUARANTORS II, LTD.; CINE MOBILE SYSTEMS INT'L N.V.; CINE MOVIL S.A. DE C.V.; CITICASTERS CO.; EFM PROGRAMMING, INC.; F.M.I. PENNSYLVANIA, INC.; GACC- N26LB, INC.; GACC-340, INC.; GEORGIA NETWORK EQUIPMENT, INC.; GREAT AMERICAN MERCHANDISING GROUP, INC.; GREAT AMERICAN TELEVISION PRODUCTIONS, INC.; INMOBILARIA RADIAL, S.A. DE C.V.*; JACOR BROADCASTING CORPORATION; JACOR BROADCASTING OF ATLANTA, INC.; JACOR BROADCASTING OF COLORADO, INC.; JACOR BROADCASTING OF FLORIDA, INC.; JACOR BROADCASTING OF KNOXVILLE, INC.; JACOR BROADCASTING OF ST. LOUIS, INC.; JACOR BROADCASTING OF SAN DIEGO, INC.; JACOR BROADCASTING OF SARASOTA, INC.; JACOR BROADCASTING OF TAMPA BAY, INC.; JACOR CABLE, INC.; LOCATION PRODUCTIONS, INC.; LOCATION PRODUCTIONS II, INC.; NOBLE BROADCAST CENTER, INC.; NOBLE BROADCAST GROUP, INC.; NOBLE BROADCAST HOLDINGS, INC.;

                             NOBLE BROADCAST LICENSES, INC.; NOBLE
                             BROADCAST OF COLORADO, INC.; NOBLE
                             BROADCAST OF ST. LOUIS, INC.; NOBLE BROADCAST OF SAN DIEGO, INC.; NOBLE BROADCAST OF TOLEDO, INC.; NOBRO, S.C.*; NOVA MARKETING GROUP, INC.; REGENT BROADCASTING OF CHARLESTON, INC.; REGENT BROADCASTING OF KANSAS CITY, INC.; REGENT BROADCASTING OF LAS VEGAS, INC.; REGENT BROADCASTING OF LAS VEGAS II, INC.; REGENT BROADCASTING OF LOUISVILLE, INC., REGENT BROADCASTING OF LOUISVILLE II, INC.; REGENT BROADCASTING OF SALT LAKE CITY, INC.; REGENT BROADCASTING OF SALT LAKE CITY II, INC.; REGENT LICENSEE OF CHARLESTON, INC.; REGENT LICENSEE OF KANSAS CITY, INC.; REGENT LICENSEE OF LAS VEGAS, INC.; REGENT LICENSEE OF LAS VEGAS II, INC; REGENT LICENSEE OF LOUISVILLE, INC.; REGENT LICENSEE OF LOUISVILLE II, INC.; REGENT LICENSEE OF SALT LAKE CITY, INC.; REGENT LICENSEE OF SALT LAKE CITY II, INC.; SPORTS RADIO BROADCASTING, INC.; SPORTS RADIO, INC.; TAFT-TCI SATELLITE SERVICES, INC.; THE SY FISCHER COMPANY AGENCY, INC.; WHOK, INC.; VTTV PRODUCTIONS; JACOR/PREMIERE HOLDING, INC.; PREMIERE RADIO NETWORKS, INC.; AND AFTER MIDNITE ENTERTAINMENT, INC.

                             By: /s/ R. Christopher Weber
                                ---------------------------------
                                Name:   R. Christopher Weber
                                Title:  Senior Vice President and Assistant
                                    Secretary for all above companies
                                    except those marked with an *, of
                                    which he is Treasurer, and those italicized,
                                    of which he is Senior Vice President

              The foregoing Registration Rights
      Agreement is hereby confirmed and accepted as of the date first above written.


     DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
     CHASE SECURITIES INC.
     MERRILL, LYNCH, PIERCE, FENNER
       & SMITH INCORPORATED

     Acting on behalf of themselves


     By:  DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION


     By: /s/ Michael K. Hooks
        ------------------------------
        Name:  Michael K. Hooks
        Title: Managing Director